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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 16, 2003 included in Form 10-K/A of Clicksoftware Ltd. for the year ended December 31, 2001 into Registration Statement Number 333-42000 on Form S-8 of Clicksoftware Ltd.


/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
January 23, 2003



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10-K ClickSoftware Technologies Ltd.                                     Page 78